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                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               OVERNITE CORPORATION
                               --------------------
            (Exact name of registrant as specified in its charter)

                  Virginia                        Applied for
                  --------                        -----------
  (State of incorporation or organization)      (IRS employer
                                               Identification no.)

               1000 Semmes Avenue
                 P.O. Box 1216

               Richmond, Virginia                    23218
               ------------------                    -----
     (Address of principal executive offices)      (Zip code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]



      SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
      RELATES: 333-53619


           SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


         Title of each class                  Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------

               None                                        N/A

           SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    Common Stock, par value $.01 per share
                    --------------------------------------
                               (Title of class)
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            -------------------------------------------------------

      A description of the Common Stock of the Registrant is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-53169), as initially filed with the Securities and Exchange Commission on May 20, 1998, and as amended on June 26, 1998 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.     EXHIBITS.
            --------

      1 . Articles of Incorporation of the Registrant, which are incorporated by reference to Exhibit 3.1 to the Registration Statement.

      2.  Bylaws of the Registrant, which are incorporated by reference to
          Exhibit 3.2 to the Registration Statement.

      3 Specimen of Common Stock Certificate of the Registrant, which is incorporated by reference to Exhibit 4.1 to the Registration Statement.
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                                  SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          OVERNITE CORPORATION
                              (Registrant)


                          By: /s/ Gordon S. Mackenzie
                               --------------------------
                               Gordon S. Mackenzie
                               Operations and Director

       Dated: July 2, 1998

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